Exhibit 10o

The omitted portions indicated by brackets have been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406, promulgated under the Securities Act of 1933, as amended.

                                 AGREEMENT

This Agreement is made this seventeenth day of December, 1997 by and between Clean Diesel Technologies, Inc., a Connecticut corporation having its principal place of business at 300 Atlantic Street, Suite 702, Stamford, CT 06901-3522 USA (hereinafter referred to as "CDT") and AMBAC International, a Delaware corporation, having its principle place of business at 103 Myron Street, West Springfield, MA 01089 (hereinafter referred to as "AMBAC").

                                  RECITALS

WHEREAS, CDT and AMBAC have entered into a Non-Disclosure Agreement, dated 10 October 1997, and attached hereto as (Exhibit A), and

WHEREAS, said Non-Disclosure Agreement was concerned with the development, production and application of a CDT Reagent Injection System, hereinafter RIS; and

WHEREAS, CDT and AMBAC are desirous of working on a joint effort to cost effectively design, manufacture and market the RIS; and

WHEREAS, CDT has the marketing capabilities to identify and to develop various markets and application for the RIS; and

WHEREAS, CDT has opportunity to demonstrate an advanced system to industry, and interested parties; and

WHEREAS, CDT has applied the present-state RIS technology to select internal combustion engines, furnaces and boiler systems; and

WHEREAS, AMBAC has the technical, design, development skills and technology to bring about an advanced system for use in over-the-road, as well as stationary, diesel applications of the RIS; and

WHEREAS, AMBAC has the technical, manufacturing, and process skills to cost effectively mass produce all or select components of the advanced RIS; and

WHEREAS, CDT and AMBAC desire to reduce their agreements to writing.

NOW, THEREFORE, in consideration of the premises, of the mutual covenants herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

                                 ARTICLE I
                                DEFINITIONS

1.1 Reagent Injection System - The term "RIS", (Reagent Injection System), shall mean the concepts and embodiments of the systems for injection of reagents into exhaust gases of internal combustion engines, boilers, furnaces and heaters as designed and developed by CDT in whole or in part based upon patents, patent application and know how, owned or licensed by CDT as of the date of this Agreement. These patents and applications are listed in Exhibit "B" entitled CDT RIS PATENTS, attached hereto.

     Advanced Reagent Injection Reduction System - The term "ARIS" (Advanced Reagent Injection System), shall mean the concept and embodiment of the system, for application to internal combustion engines, furnaces, boilers and heaters, as will exist at the stage of production-readiness, subsequent to the joint design, test, and development efforts by CDT and AMBAC. The scope of the ARIS development program shall be as identified in Exhibit C (Attached hereto).

1.2  LICENSE AGREEMENT RESERVED

1.3 AMBAC. The term "AMBAC" shall mean AMBAC International, its successors, assigns, and agents.

1.4 CDT. The term "CDT" shall mean Clean Diesel Technologies, Inc., its successors, assigns, agents, and any subsidiaries or companies controlled by Clean Diesel Technologies, Inc., i.e. ownership of more than 50% of the voting stock.

1.5 The term "burdened engineering costs" shall mean costs in a range of $45.00 to $60.00 per hour as of the date of this agreement and changes to rates can be agreed upon at quarterly review meetings.

                                 ARTICLE II
                                  PARTIES

2.1 The Parties to this Agreement are Clean Diesel Technologies, Inc., a Delaware Corporation, and AMBAC International, a Delaware Corporation.

                                ARTICLE III
                          DUTIES OF CDT AND AMBAC

3.1 CDT and AMBAC agree to jointly share all relevant information and technology related to the cost effective design, prototype, test, development, production release, manufacture, process development, and distribution of the ARIS, to be applied to engines, boilers, furnaces and heaters subject to the non-disclosure Agreement.

3.2 CDT and AMBAC agree to share marketing data relating to uses and applications of the ARIS in whatever industry and wherever in the world such marketing may be applicable subject to the terms of confidentiality in Paragraph 11.1 below.

3.3 CDT and AMBAC agree to meet periodically, but no less often than every three (3) months to update, share and exchange the following:

          (a) Quantity of ARIS anticipated to be sold in various markets during various calendar years; and

          (b) Cost of producing the ARIS based upon the amortization of the tooling-capital and Sales and Volume projections developed in Section 3.3(a) above; and

          (c) Cost of AMBAC burdened development engineering expenses expended in the development of a cost effective and readily manufactured ARIS; and

          (d) Proposals of an Action Plan to meet the objectives of large volume-low cost supplier of ARIS based upon jointly developed cost-volume objectives;

                                 ARTICLE IV
                               DUTIES OF CDT

4.1  CDT will be responsible for the following tasks:

          (a) Timely Provision to AMBAC of Performance Specifications, Initial Drawings, Test and Acceptance Criteria, known material incompatibilities, BOMs, target cost, etc., for the ARIS.

          (b) Coordinating the ARIS demonstration to interested industry observers.

          (c) Technical assistance to AMBAC on operation and testing of the ARIS.

          (d) Technical and physical descriptions of standard components previously used in engine and boiler applications that are intended to be used in the ARIS, i.e., feed pumps, valving, piping, etc.

                                 ARTICLE V
                              DUTIES OF AMBAC

5.1  AMBAC will be responsible for the following tasks:

          (a) Definition, design, development, and documentation of components configuration -- incorporating, as much as is possible, standard components as used in previous installations -- that result in a system capable of injecting urea-based reagents per specification through an injector that will lend itself to actuation by engine management control or other auxiliary controllers.

          (b) Definition of the optimum mix of tooling and automation to achieve the cost-volume targets established by CDT and AMBAC.

          (c) Actively participate in the concurrent engineering efforts to assure optimum producibility of the ARIS.

          (d) Submission to CDT of a full review of proposed design for the purpose of concurrence prior to manufacture of prototype samples.

          (e) Develop and sell to CDT, prototype/test "samples" at "out-of-pocket" (burdened) cost, whether such samples are procured internal to AMBAC or from an external supplier. AMBAC will expend its best effort to make the first samples available on or before February 15, 1998. Samples will be representative of "Production Intent" units.

                                 ARTICLE VI
                          DEVELOPMENT COST SHARING

6.1 Each party to this Agreement will be responsible for its own share of the development cost, with the following qualification: If prior to December 31, 2002, should CDT source manufacturing of the ARIS from another entity, not AMBAC, for reasons not related to any inability on the part of AMBAC to execute competitive production manufacturing, CDT will reimburse, fifty (50%) percent of AMBAC's burdened Engineering as reported in Section 3.3(c) of this Agreement. The engineering costs will be those costs expended and reported from the date this Agreement is signed until the Agreement is terminated in accordance with Section VIII or until 31 December 2000, whichever shall first occur. The payment will be made within sixty (60) days after the effective date of the termination with CDT reserving the right to audit such charges; however, upon mutual written consent, these engineering costs may be paid as royalty payments additional to those as described under
     Section 7.1(a) of this Agreement.

                                ARTICLE VII
                     ROYALTY PAYMENTS AND LICENSE FEES

7.1 CDT and AMBAC are committed to a "WIN-WIN" program and therefore there will be no Royalty or License fees payable to or from either company for any technology jointly or separately developed from the date of this Agreement until its termination unless the following occurs:

          (a) If CDT is required to develop another company to manufacture the ARIS and such need to develop another company is not due to any inability of AMBAC to execute competitive production manufacturing, then CDT shall compensate AMBAC in the following manner for a three (3) year period:

               [ ]% of sales price if sold by CDT or

               [ ]% of CDT's Negotiated Royalty if licensed to a manufacturer.

               In the above cases AMBAC shall grant to CDT a worldwide license to manufacture the ARIS using any and all technology developed by AMBAC for production of the ARIS.

          (b) If CDT is required to develop another company to manufacture the ARIS and such need to develop another company is due to any inability of AMBAC to execute competitive production manufacturing, other than unit cost, then CDT shall not be required to compensate AMBAC and AMBAC shall grant to CDT a rent-free, exclusive, worldwide license to manufacture the ARIS using any and all technology developed by AMBAC for production of the ARIS. Such technology shall be used by CDT or its sub-contractor, agent, or assign only for the purposes of manufacturing the ARIS.

          (c) After five years, or earlier, upon mutual written agreement, AMBAC shall be permitted to use the ARIS for all of the applications that shall have been developed by AMBAC and first disclosed to CDT subject to the following Royalty schedule:

               [ ]% royalty of AMBAC sales price will be payable to CDT.

          (d) If CDT is unable to grow the production volume of the ARIS as per the Production volume below, or has not released AMBAC as per 7.1 (c), above, AMBAC shall be permitted to use ARIS for all applications that shall have been developed by AMBAC, subject to the Royalty schedule of 7.1 (c).

                           Calendar Year                Production Volume
                           -------------                -----------------
                                2000                           [ ]
                                2001                           [ ]
                                2002                           [ ]

7.2 PATENTS. CDT shall retain all patent rights to the ARIS and any patents, applications or licenses as of the date of this agreement. Any patent or improvement that is independently developed by either company during the term of this Agreement and specifically related to the ARIS, shall be the Intellectual Property of the developer and said developer will grant non-exclusive, no-cost, worldwide cross license to such intellectual property for use on the ARIS to the non-developing party, subject to terms under 7. 1.

                                ARTICLE VIII
                     TERM AND TERMINATION OF AGREEMENT

8.1 TERM. The term of this Agreement shall continue until 3 November 2002, unless terminated earlier in accordance with this Article. Nothing in this Article shall be interpreted as precluding this Agreement from being renewed and extended beyond the Termination Date.

8.2 TERMINATION FOR BANKRUPTCY. Either party shall have the right, at its option, to terminate this Agreement by giving notice to the other party at least ten (10) business days before the termination is to be effective, if:

          (1) The other party shall be adjudicated or become bankrupt or insolvent as that term is defined in 11 USC Section 101(32);

          (2) The other party shall file a voluntary petition under any bankruptcy, reorganization, or insolvency law;

          (3) The other party shall apply for or consent to appointment of a trustee or receiver to take possession of all or substantially all its assets;

          (4) The other party shall consent to, or shall file an answer admitting the jurisdiction of the court and the material allegations of, an involuntary petition filed under any bankruptcy, reorganization, or insolvency law;

          (5) Any proceedings of bankruptcy, reorganization, or insolvency shall be commenced against the other party and not be dismissed within 30 calendar days after commencement;

          (6) The other party shall make any assignment for the benefit of creditors, or other arrangement or composition under any laws for the benefit of insolvent's;

          (7) Any order shall be entered under any bankruptcy, reorganization, or insolvency law of any jurisdiction, and shall not be dismissed or stayed within thirty (30) calendar days after its entry (a) approving an involuntary petition seeking an arrangement with the creditors of the other party, (b) approving an involuntary petition seeking reorganization, or (c) appointing any receiver or trustee of all or a substantial part of the property of the other party;

          (8) A trustee or receiver shall be appointed to take possession of all or substantially all assets of the other party and shall not be dismissed within thirty (30) calendar days after appointment; or

          (9) Any writ of attachment, garnishment, or execution shall be levied against all or substantially all assets of the other party, or all or substantially all assets of the other party shall be subject to any attachment, garnishment, execution, or other judicial seizure, and shall not be removed, released, or bonded within thirty (30) calendar days after the date of the attachment, garnishment, execution, or other judicial seizure.

8.3 TERMINATION BY MUTUAL AGREEMENT. This Agreement shall terminate upon written agreement of all parties to this Agreement to terminate. The Termination shall be effective upon the date the Termination is signed or as may be mutually agreed.

                                 ARTICLE IX
                          RIGHTS AFTER TERMINATION

9.1 EFFECT OF TERMINATION. Upon termination or expiration of this Agreement each party shall:

          (a)  Return to the other party all Proprietary information; and

          (b)  Return all Promotional Material.

9.2 OPEN PURCHASE ORDERS. AMBAC shall promptly complete and deliver all Purchase Orders which are open at the date of termination or expiration of this Agreement.

9.3 SURVIVAL. The following Articles shall survive the Termination of this Agreement.

          ARTICLE X INDEMNIFICATION; ARTICLE XI INTELLECTUAL PROPERTY-CONFIDENTIALITY; ARTICLE VI DEVELOPMENT COST SHARING; ARTICLE VII ROYALTY PAYMENTS AND LICENSE FEES.

                                 ARTICLE X
                              INDEMNIFICATION

10.1 In the event that a product liability action or proceeding is brought against AMBAC or CDT related to ARIS or any application using the ARIS, each party shall as promptly as practical, forward to the other party every summons and complaint and hereby gives the other party the right to inspect every other court document received by it, and if the other party is a named party in the action, in no event shall the party take action of settlement without the prior notification of the other party of such proposed action followed by a reasonable period of time, not to exceed ten (10) calendar days to allow the other party to respond to such notification.

10.2 The parties shall promptly notify the other of any potential performance or safety-related defect in the ARIS or in any application that may use the ARIS in any manner whatsoever.

                                 ARTICLE XI
                  INTELLECTUAL PROPERTY - CONFIDENTIALITY

11.1 Each party (the "Recipient Party") acknowledges that the other party (the "Disclosing Party") may disclose Information to the Recipient Party which is reduced to writing and marked proprietary or confidential within thirty (30) days of disclosing to the Disclosing Party or other parties ("Proprietary Information"). The Recipient Party agrees to maintain in confidence and not to disclose to any party or reproduce or use except for the purpose of this Agreement any such Proprietary Information, except with the written consent of the Disclosing Party. The foregoing restriction on use and disclosure of the Proprietary Information will not apply:

          (a) If the information was generally available to the public at the time of disclosure;

          (b) If the information is already a written record in Recipient Party's files prior to its receipt, under circumstances permitting its disclosure by Recipient Party to other;

          (c) If Recipient Party at any time lawfully obtains said Information from a third party under circumstances permitting its disclosure by Recipient Party to others;

          (d) If the Information becomes part of the public domain through no fault of Recipient Party; or

          (e) After two (2) years from the termination of this Agreement. Upon any termination of this Agreement all proprietary Information in the Recipient Party's possession shall be returned to the Disclosing Party at the request of Disclosing Party.

                                ARTICLE XII
                            TECHNICAL ASSISTANCE

12.1 CDT shall provide at its sole discretion any technical assistance, information and or materials that may be reasonably required for servicing, operating, and installing the ARIS.

12.2 CDT shall determine when the ARIS may be marketed and/or sold.

12.3 CDT, the OEM (if any), distributor or licensed agent, will be responsible for the cost of any application engineering that may be required for the application of the ARIS to internal combustion engines or boilers or heaters or furnaces.

12.4 CDT may request AMBAC to perform certain application engineering tasks, at a cost to be negotiated.

                                ARTICLE XIII
                               MISCELLANEOUS

13.1 FORCE MAJEURE. Any delay or failure of either party to perform its obligations hereunder shall be excused if, and to the extent that it is caused by an event or occurrence beyond the reasonable control of the party and with its fault or negligence, such as, by way of example and not by way of limitation, acts of God, actions by a governmental authority (whether valid or invalid), fires, floods, windstorms, explosions, riots, natural disasters, wars, sabotage, labor problems (including lockouts, strikes and slowdowns), inability to obtain power, material, labor equipment or transportation, or court injunction or order; provided that written notice of such delay (including the anticipated duration of the delay) shall be given by the affected party to the other party within ten (10) days. During the period of such delay or failure to perform by AMBAC, CDT at its option, may have the services to be performed by AMBAC hereunder performed by another party without liability to AMBAC. If requested by CDT, AMBAC shall, within ten (10) days of such request, provide adequate assurances that the delay shall not exceed thirty (30) days. If the delay lasts more than thirty (30) days or AMBAC does not provide adequate assurance that the delay will cease within thirty (30) days, CDT may immediately cancel this Agreement without liability. In the event such a period is experienced by CDT, wherein CDT is unable for reasons as stated above, to accept delivery on ordered and scheduled shipments, AMBAC, at its option, may produce such ordered and scheduled material, storing such undelivered material in a suitable location of its choice, invoking an inventory carrying charge calculated as Sales Price X 10% / 365 days X number of days beyond 30 days delay in shipment.

13.2 RESERVED

13.3 RESERVED

13.4 ADVERTISING. AMBAC shall not, without first obtaining the written consent of CDT, in any manner advertise or publish the fact that AMBAC has contracted to furnish the goods herein ordered, or use any trademarks or trade names of CDT in AMBAC's advertising or promotional materials. Neither party shall, without first obtaining the written consent of the other party, advertise or publish, in any manner, that AMBAC has contracted with CDT to furnish the goods which are the subject matter of this Agreement. CDT shall not advertise the product until authorized in writing by AMBAC, which mutual authorizations shall not be unreasonably withheld.

13.5 RELATIONSHIP OF PARTIES. CDT and AMBAC are independent contracting parties and nothing herein contained shall be construed to create a partnership, employment, joint venture or agency, and neither party shall be liable for the debts, obligations or responsibilities of the other. It is expressly agreed that neither party shall have any authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other party or to bind the other party in any manner.

13.6 NOTICES. Any notice permitted or required under this Agreement shall be deemed to be given when sent if such notice shall be in writing and personally served, mailed by registered or certified air mail, postage prepaid evidenced by post office receipt of said registration or certification, or transmitted by electronic facsimile transfer with written confirmation personally served or mailed as heretofore provided to the addresses of the parties as follows:

            To CDT at:        Clean Diesel Technologies, Inc.
                              Attn.: Jim Valentine, TJ Tarabuski
                              300 Atlantic Street
                              Suite 702
                              Stamford, CT 06901-3522
                              (203) 327-7050

            To AMBAC at:      AMBAC International
                              Attn.: Gary Mistalski
                              103 Myron Street
                              West Springfield, MA 01089
                              (413) 785-6861

     Any party may change its address for purposes of this notice provision by giving the other parties written notice of the new address in the manner set forth above.

13.7 SUCCESSORS OF PARTIES. This Agreement shall be binding on, and shall inure to the benefit of the parties to it and their respective heirs, legal representatives, successors, and assigns.

13.8 ASSIGNMENT. Neither party shall assign or delegate its obligations under this Agreement without the others prior written consent and any attempt to make such an assignment or delegation without such consent shall be void.

13.9 NO IMPLIED WAIVER. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall not in any way affect the right to require such performance at any time thereafter nor shall the waiver by of either party of a right hereunder or a breach of any provision of this Agreement constitute a continuing waiver or waiver of a right or similar breach. No waiver shall be binding unless executed in writing by the party making the waiver.

13.10 SEVERABILITY. If any term or provision hereof is declared void or unenforceable or becomes unlawful in its operation under any statue, regulation, ordinance, executive order or other rule of law, such term or provision shall be deemed reformed or deleted, but only to the extent necessary to comply with such statute, regulation, ordinance, order or rule, and the remaining provisions of this Agreement, which shall continue to be binding and remain in full force and effect.

13.11 GOVERNING LAW; ARBITRATION. This Agreement, its interpretation and any disputes or controversies concerning the transactions contemplated herein shall be governed by the internal substantive laws of Delaware and determined in final, binding arbitration before a single arbitration under the then rules of commercial arbitration of the American Arbitration Association (the "AAA"), in Stamford, Connecticut, if initiated by AMBAC, and in West Springfield, Massachusetts, if initiated by CDT. The arbitrator shall have no power to award consequential, statutory or punitive damages. Any award in arbitration may be entered in and enforced by any court having jurisdiction. Prior to commencement of arbitration proceedings, the parties shall participate in a period of mediation of not more than sixty (60) days under AAA rules.

13.12 HEADINGS. The headings of the articles and paragraphs of this Agreement have been herein only to facilitate reference and shall not be given any significance whatsoever in the construction and interpretation of this Agreement.

13.13 EXHIBITS APPENDED. There have been approved, appended, and made a part of this Agreement the following exhibits: "A" Non-Disclosure Agreement; "B", CDT Patents; "C" Scope of ARIS Development Program. In the event of any conflict, the provisions set forth in the body of this Agreement shall be deemed paramount.

13.14 ENTIRE AGREEMENT. This Agreement, together with any attachments, exhibits, or supplements, specifically referencing in this Agreement, constitutes the entire Agreement between CDT and AMBAC pertaining to the subject matter hereof. All prior and contemporaneous agreements, representations, negotiations and understanding of the parties, oral or written, are hereby superseded and merged herein. Each party to this Agreement expressly warrants and represents to the other that it has not relied upon any representation, inducement, promise or agreement, oral or otherwise, by any party, or anyone acting on behalf of any party, which is not embodied herein. No modification, waiver or amendment of this Agreement shall be binding unless fully executed in writing and signed by an authorized representative of each of the parties hereto.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, in duplicate, by their duly authorized representatives.

DATED: 18TH DECEMBER 1997

CLEAN DIESEL TECHNOLOGIES, INC.                 AMBAC INTERNATIONAL

BY:  /S/JIM VALENTINE                           BY:  /S/GARY MISTALSKI
      JIM VALENTINE                                  GARY MISTALSKI

TITLE:  CHIEF OPERATING OFFICER                 TITLE:  GENERAL MANAGER
                                                        WEST SPRINGFIELD

                                                       Exhibit A to
                                                          Agreement

                         CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (hereinafter referred to as ("Agreement") is entered into by and between

                      CLEAN DIESEL TECHNOLOGIES, INC.
                            300 Atlantic Street
                                 Suite 702
                        Stamford, CT 06901-3522 USA

                   (hereinafter referred to as "CDT") and

                            AMBAC INTERNATIONAL
                              103 Myron Street
                   West Springfield, Massachusetts 01089
                    (hereinafter referred to as "AMBAC")

both parties together hereinafter referred to as "Parties" or individually hereinafter referred to as "Party."

                                  PREAMBLE

WHEREAS, CDT is in the business of designing, developing, and marketing urea based selective catalytic reduction systems (SCR) and related devices and reagents for the transportation and stationary power industries; and

WHEREAS, AMBAC amongst others is engaged in the business of design, developing, manufacturing, sale, and distributing diesel fuel injection products; and

WHEREAS, the Parties are interested to evaluate a business relationship in which CDT develops (independently or jointly with AMBAC), designs, and supplies to AMBAC certain selective catalytic reduction concepts, ideas, and strategies which utilize AMBAC fuel injection equipment as is or with slight variation, and CDT intends to market such systems; and

WHEREAS, the Parties are interested, but not obligated to exchange certain Information (defined herein) pertinent and necessary to the conduct of the Party's stated business relationship. Such "Information" may take the form of drawings, electronic data, product or program descriptions; layouts or renderings; timing or planning schedules; samples, parts, components or systems; cars, models or prototypes; development, procedures, specifications or standards; visual or audiovisual media; and/or any other type of information, inclusive business or operational secrets; methods or inventions; and

WHEREAS, the receiving Party agrees to maintain the confidentiality of such Information.

NOW THEREFORE, the Parties hereto agree to the following:

1. The purpose of this Agreement is to avoid transfer and disclosure of any of the Information so obtained/gathered and of further developments and copies thereof, to any third party, when the Information has been obtained

     - in the form of hard copies and clearly marked as confidential or as legally protected or
     - in any other form; e.g., data communication line or in any verbal discussion and stated as confidential or legally protected by the disclosing Party in a written form within 15 working days after disclosure. Information received in this way shall, within the above period, be treated as confidential by the receiving Party.

2. Such Information must be used exclusively for the purposes set out in the provisions of the preamble. It shall be made accessible to the personnel of the receiving Party only insofar as required for such purposes, and shall be disclosed to third parties only after receipt of the prior written consent of the Party initially providing the Information.

3. Subsequent to obtaining prior written consent from the disclosing Party to transfer/disclose certain limited Information to a specified third party for a clearly defined purpose, the receiving party may forward it only after receipt of written confirmation from such third party that it will avoid any further transfer/disclosure to any other third party and will use the Information only for such defined purpose and in accordance with the terms of this Agreement.

4.   The obligation of nondisclosure is not applicable to Information,

     - which is or becomes generally known other than by violation of this Agreement or
     - which is made available to the receiving Party by a third party, who was not subject to an obligation of nondisclosure and other than by violation of this Agreement or
     - of which the receiving Party can prove that it was already in possession prior to the effective date of this Agreement or of which it can prove independent development after the effective date.

5. The Receiving Party of any Information hereunder agrees to handle Information with the same care it uses to avoid disclosure, publication, or circulation of any other type of its own information, documents, drawings, electronic data, descriptions, layouts, renderings, schedules, samples, parts, components, systems, models, prototypes, developments, procedures, specifications, standards, visual/audiovisual media, methods, business/operational secrets, or inventions, which are confidential.

6. Neither of the Parties will derive rights from Information received, even if such rights are legally justified. All rights are reserved to each of the Parties, particularly insofar as the right to obtain patents and utility patents for their own inventions is concerned.

     Rights to Information disclosed are limited to such rights explicitly agreed herein, additional rights such as license right, copyright, right of use and others are not granted, regardless of whether any valid patent rights exist or not.

7.   a. An obligation to disclose Information is not agreed herein.

     b. Nothing contained herein shall be construed as granting any intellectual property rights except as expressly provided herein.

     c. Nothing in this Agreement shall be construed as obligating either Party to enter into a business arrangement with the other. Any such arrangement, and the terms and conditions thereof shall be agreed upon separately.

     d. Nothing in this Agreement shall preclude either Party from entering into a similar relationship with a third party.

8. This Agreement becomes effective when it is executed by both Parties to this Agreement. It will expire three (3) years after the last date of execution, unless this Agreement is previously terminated by either Party hereto by giving the other Party at least three (3) months' advance notice of such termination in writing.

9. With respect to any Information disclosed by either Party hereto to the other Party during the term of this Agreement, the obligations and restrictions set forth in clauses I - 5 above against the transfer, disclosure, and use of such Information shall end seven (7) years after disclosure of such Information and shall survive any expiration or termination of this Agreement prior to the end of such period.

10. Upon request of the disclosing Party, any Information received shall be returned without undue delay at any time such a request has been received and automatically if the Agreement has been terminated. Any transcriptions, copies, records, and further developments thereof shall be destroyed or erased from any Data Processing system or media. Evidence of compliance hereof shall be provided by the receiving party upon written request of the disclosing Party.

11. All agreements between the Parties are Included in this Agreement. Additional verbal agreements have not been made. Changes of and supplements to this Agreement must be agreed to in writing by both Parties to become effective, including any deviation from the aforementioned form requirement.

12. If single provisions of this Agreement shall be or become invalid or unenforceable, the remaining provisions shall continue in full force and effect. The parties shall in this event be obliged to accept as the replacement for the invalid provision a valid provision which corresponds as far as possible to the spirit and the purpose of the invalid provision.

13. The parties will work together in good faith to remedy any difficulties which may arise in connection therewith. In the event disputes do arise in connection with the Agreement which the Parties are unable to settle amicably, the dispute shall be finally settled by arbitration in accordance the then effective Rules of The American Arbitration Association by one arbitrator appointed in accordance with such Rules. The place of proper venue is Hartford, Connecticut, unless otherwise agreed to in writing by the Parties.

14. This Agreement is executed in two counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement through their duly authorized personnel on the dates set forth below. Each party received one original version of this Agreement.

For:                                    For:

CLEAN DIESEL TECHNOLOGIES, INC.         AMBAC INTERNATIONAL

Name:                                   Name:
       --------------------------               --------------------------
Title:                                  Title:
       --------------------------               --------------------------
Date:                                   Date:
       --------------------------               --------------------------

                                                           Exhibit B to
                                                              Agreement

(A)  U. S. PATENT APPLICATION

     Reducing NOx Emissions from an Engine by Temperature-Controlled Urea Injection for Selective Catalytic Reduction

     J. D. Peter-Hoblyn, E. N. Balles, J. E. Hofmann, T. J. Tarabulski

     (Application submitted April 2, 1997)

(B)  U. S. PATENT APPLICATION

     Reducing NOx Emissions from an Engine While Maximizing Fuel Economy

     T. J. Tarabulski

     (Application submitted April 4, 1997)

                                                             Exhibit C to
                                                                Agreement

                       SCHEMATIC DIAGRAM OF ARIS(TM)